CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT (hereinafter “Agreement”) is made this 30th day of January, 2023, between ALEXANDER & BALDWIN, INC. (hereinafter referred to as “A&B”), and CHRISTOPHER J. BENJAMIN, an individual (hereinafter referred to as “Consultant”).

A&B and Consultant hereby agree as follows:

        1.    DURATION

        The term of this Agreement shall commence on July 1, 2023, and terminate on December 31, 2023.

        2.    SERVICES TO BE PROVIDED BY CONSULTANT

        a.    Consultant shall perform certain transitional services, including but not limited to simplification and liability mitigation matters, as may be designated by A&B. Services under this Agreement shall be performed personally by Consultant. Services shall be performed in a diligent and timely manner.

        b.    A&B may, during the term of this Agreement, engage other consultants to perform the same or similar work that Consultant performs hereunder.

        c.    Consultant may perform services for any other entity or person, or otherwise conduct business, during the terms of this Agreement so long as such work does not constitute a conflict of interest with Consultant’s obligations hereunder, including but not limited to performing services for an entity competing with A&B’s business. Such a conflict of interest would include, but is not limited to, providing services to any other entity or person that would engage in the business of commercial real estate in the State of Hawaii.

        3.    PAYMENT FOR SERVICES

        A&B shall pay Consultant $85,000.00 per month (plus any applicable Hawai‘i State and/or City and County of Honolulu General Excise Tax) for services provided to A&B under this Agreement. A&B will not request services from Consultant that would exceed 20 hours per week. Consultant shall provide A&B with an invoice at the end of each month, and A&B shall make payment to Consultant within ten (10) days following receipt of such invoice.

        4.    RELATIONSHIP OF PARTIES

        a.    It is expressly agreed by the parties hereto that Consultant is not an agent or employee of A&B for any purpose whatsoever but is an independent contractor. Furthermore, no relationship of joint venture or partnership of any form is created by this Agreement.

        b.    A&B neither reserves, nor will it exercise, any control or direction over the method or manner by which Consultant provides his services.

        c.    Consultant agrees that he will not hold out to the general public, customers, clients or others that Consultant is an agent, officer, or employee of A&B. Consultant further agrees and understands that he has no authority to bind or obligate A&B with respect to third parties, in any way whatsoever.

        5.    REIMBURSEMENT FOR APPROVED EXPENSES

        A&B will reimburse Consultant for any reasonable, necessary, and documented expenses that have been preapproved by A&B. It is understood that the expense associated with Consultant obtaining General Liability and Errors and Omissions insurance policies, each with limits of $2,000,000, shall be reimbursed by Company. Consultant shall include such expenses, along with appropriate supporting documentation, in his invoice referenced in paragraph 3 above.

        6.    LIABILITY AND INDEMNIFICATION

        Consultant agrees to name the Company as an additional insured within the General Liability and Errors and Omissions insurance policies identified above in paragraph 5, provide certificates of insurance evidencing coverage to the Company, and that the policy will serve to indemnify and hold A&B harmless from and against any and all liabilities, claims, demands, costs, fees and expenses (including reasonable attorneys’ fees) arising out of any damages or injuries (including death) to any persons or property sustained in connection with Consultant’s performance of this Agreement, or caused by any acts of Consultant.

        7.    RIGHT OF INSPECTION

        In the performance of the services hereunder, Consultant is an independent contractor with the authority to direct the performance of the details of the work, A&B being interested only in the results obtained. However, the services provided hereunder must meet the approval of A&B and shall be subject to A&B’s general right of inspection to secure the satisfactory completion thereof.

        8.    CONFIDENTIALITY OF INFORMATION

        a.    All information of any nature that is made available by A&B or that becomes available to Consultant by virtue of this Agreement or the relationship created by this Agreement, other than public information, shall be held in strict confidence by Consultant. Such confidential disclosures made available by A&B to Consultant are made in reliance of this promise.

        b.    All parties hereto acknowledge and recognize that Consultant has and will have access to and shall acquire knowledge of confidential information and that in the event of the breach of the terms and conditions of this Agreement, then A&B shall be entitled to, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, and/or to enjoin Consultant from disclosing such information.

        9.    ARBITRATION OF DISPUTES

        a.    With the exception of breaches of confidentiality by Consultant referenced in paragraph 8 above, any other disputes arising out of the terms and conditions of this Agreement shall be promptly resolved by final and binding arbitration in accordance with the applicable arbitration rules of Dispute Prevention and Resolution, Inc. in Honolulu, Hawaii by a single arbitrator. The arbitrator shall be required to abide by the provisions of this Agreement and shall not modify or alter same. The appointed Arbitrator shall be an attorney currently practicing in the private sector with at least ten (10) years of experience in complex commercial transactions and/or complex commercial litigation.

        b.    In arbitrations under this Agreement, each party shall bear the costs, fees and expenses of presenting its own case, and half of the arbitrator’s fees and administration expenses, unless otherwise ordered by the arbitrator.

        10.    ASSIGNMENT

        This Agreement may not be assigned, in whole or in part, by either party without the other party’s prior written consent.

        11.    DEFAULT

        In the event that either party fails to substantially perform any of the covenants under this Agreement, the non-breaching party may, at its option, terminate this Agreement on ten (10) days’ written notice.

        12.    NOTICES

        All notices, requests, demands, consents and other communications which are required to be given in writing shall be given by registered or certified mail, return receipt requested, postage prepaid, addressed to A&B or Consultant, as the case may be, at the address set forth above or at such other post office address as either may from time to time designate by writing or by personally delivering such notice to the other party. Any such notice, request, demand, consent or other communication shall be deemed to have been given on the date of such mailing or personal delivery.

        13.    SEVERABILITY

        If any provision of this Agreement or the application thereof to any person or circumstance is invalid or unenforceable to any extent, the remainder of this Agreement and the application thereof to other persons or circumstances shall not be affected thereby.

        14.    WAIVER

        The failure of any party to enforce, at any time, any provision of this Agreement shall not constitute a waiver of the right thereafter to enforce the same or any other provision of this Agreement.

15.    AMENDMENT

        This Agreement may be amended only by an instrument in writing signed by both parties.

        16.    APPLICABLE LAW

        This Agreement shall be governed by the laws of the State of Hawaii both as to interpretation and performance.

        IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.

/s/ Christopher J. Benjamin
CHRISTOPHER J. BENJAMIN

ALEXANDER & BALDWIN, INC.
By	/s/ Derek T. Kanehira
Derek T. Kanehira
Its Senior Vice President

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